Exhibit 99.1

Nivalis Therapeutics, Inc. and Alpine Immune Sciences, Inc. Agree to Combine

–      Plan to Accelerate Development of Novel Immunotherapies Focused on Inflammation and Immuno-Oncology -

–      Combined Company Well Capitalized with $90 Million in Funding to Advance Discovery and Development -

–      Existing Investors OrbiMed Advisors, Frazier Healthcare Partners and Alpine BioVentures Will Invest $17 Million Immediately Prior to The Closing -

–      Conference Call on April 18, 2017 at 4:30 pm ET

BOULDER, Colo. and SEATTLE, Wash., April 18, 2017 — Nivalis Therapeutics, Inc., (NASDAQ: NVLS) and Alpine Immune Sciences, Inc., a privately-held biotechnology company developing novel therapies using its next-generation immune system modulation platform, today jointly announced they have entered into a definitive merger agreement under which Alpine will merge with a wholly-owned subsidiary of Nivalis in an all-stock transaction. The merger will result in a combined company with a novel protein-based discovery platform focused on inflammation and immuno-oncology.

Alpine is focused on developing novel protein-based therapies using its variant immunoglobulin domain (vIgD™) platform technology. The vIgD platform is designed to create novel therapeutics that modulate multiple therapeutic targets, including many present in the immune synapse. Alpine’s vIgDs are developed via a unique process known as directed evolution which can produce proteins capable of either enhancing or diminishing an immune response, creating a platform applicable to both oncology and inflammatory diseases.  Alpine plans to initiate a Phase 1 clinical trial with its first compound, a dual ICOS/CD28 antagonist engineered for use in autoimmune and inflammatory diseases, in the second half of 2018.

“We believe this transaction with Alpine is an exciting path forward to advance important new therapies for patients and to create significant value for shareholders,” said Howard Furst, Chairman of the Board of Nivalis. “Alpine, which has discovered novel ways to target the immune synapse, is led by a solid and experienced management team that has successfully brought immunotherapies to market.”

“This merger provides a unique opportunity to accelerate the development of our novel immunotherapy platform focused on both inflammation and immuno-oncology,” said Mitchell H. Gold, M.D., Executive Chairman and Chief Executive Officer of Alpine Immune Sciences. “We look forward to building on our early success by taking multiple novel programs into the clinic to help patients with significant medical needs.”

Nivalis’ financial advisor for the transaction is Ladenburg Thalmann & Co. Inc., and Nivalis’ legal advisors are Latham & Watkins LLP and Ballard Spahr LLP. Alpine’s legal advisors are Sidley Austin LLP and Ascent Law Partners LLP.

About the Proposed Transaction

On January 3, 2017, Nivalis announced the initiation of a process to explore and review a range of strategic alternatives focused on maximizing stockholder value from its clinical assets and cash resources. As part of that process, bids were solicited from interested parties and over eighty interested parties submitted a proposal to enter into a strategic transaction with Nivalis. After a thorough review of each alternative and extensive negotiation with Alpine Immune Sciences, Nivalis’ board of directors unanimously decided to approve and enter into a definitive merger agreement with Alpine.

Frazier Healthcare Partners, Alpine BioVentures and OrbiMed Advisors will invest a combined additional $17 million into Alpine Immune Sciences prior to the close of the transaction based on a valuation of Alpine which is consistent with that used to calculate the exchange ratio under the merger agreement. Following the merger, current Alpine shareholders will own approximately 74 percent of the combined company and current Nivalis shareholders will own approximately 26 percent of the combined company. The exchange ratio is based on a valuation of Nivalis equal to $50 million, which includes approximately $44 million in cash expected to be held by Nivalis at the time of closing.

The combined company is expected to have approximately $90 million in cash and cash equivalents at the closing of the transaction.

The transaction has been approved by the board of directors of both companies. The merger is expected to close in the third quarter of 2017, subject to the approval of the stockholders of each company and the satisfaction or waiver of other customary conditions.

Management and Organization

Mitchell H. Gold, M.D., Alpine’s Executive Chairman and Chief Executive Officer, will become the Chairman and Chief Executive Officer of the combined company.  Following the merger, the board of directors of the combined company will expand to seven seats with two representatives from Nivalis.

Upon closing of the transaction, the name of the combined company will become Alpine Immune Sciences, Inc. and shares of the combined company’s common stock will trade on the NASDAQ Global Market.

Conference Call and Webcast

Dr. Gold and R. Michael Carruthers, interim president and chief financial officer of Nivalis, will host a conference call and simultaneous webcast to discuss the proposed transaction on April 18, 2017, at 4:30 p.m. Eastern Time. The webcast can be accessed by visiting the Investors section of Nivalis’ website at ir.nivalis.com. Alternatively, please call1-877-451-6152 (U.S.) or 1-201-389-0879 (international). The conference ID number is 13660534. The webcast will be archived on Nivalis’ website for at least 30 days.

About Nivalis Therapeutics, Inc.

Nivalis Therapeutics, Inc. (http://www.nivalis.com) is a pharmaceutical company that has historically been focused on the discovery and development of product candidates for patients with cystic fibrosis, or CF. The Company’s development candidates selectively target an enzyme known as S-nitrosoglutathione reductase (GSNOR). GSNOR regulates levels of an endogenous protein known as S-nitrosoglutathione, or

GSNO.  Depleted levels of GSNO have been associated with CF, asthma, inflammatory bowel diseases and certain cardiovascular diseases. Following recent disappointing results of a Phase 2 clinical trial of its lead product candidate, cavosonstat, in CF, Nivalis determined to not pursue the development of this compound in CF and to wind down its research and development activities while devoting its efforts to investigating and evaluating strategic alternatives.

About Alpine Immune Sciences, Inc.

Alpine Immune Sciences, Inc. was founded in 2015 and is focused on developing novel protein-based immunotherapies using its proprietary variant immunoglobulin domain (vIgD™) platform technology. The vIgD platform is designed to interact with multiple targets, including many present in the immune synapse. Alpine’s vIgDs are developed using a unique process known as directed evolution, which can produce proteins capable of either enhancing or diminishing an immune response and thereby may apply therapeutically to both oncology and inflammatory diseases. Alpine has also developed its transmembrane immunomodulatory protein (TIP™) technology, based on the vIgD platform, to enhance engineered cellular therapies. In October 2015, Alpine signed a worldwide research and license agreement with Kite Pharma, Inc. (NASDAQ:KITE) for up to $535 million in up front and potential milestone payments and in addition, royalties on resulting sales. The agreement allows Kite access to certain targets developed using Alpine’s TIP™ platform. For more information visit www.alpineimmunesciences.com/.

Forward-Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Nivalis, Alpine, the proposed transaction and other matters.  These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Nivalis, as well as assumptions made by, and information currently available to, management.  Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,”  “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the conditions to the closing of the transaction are not satisfied, including the failure to timely or at all obtain stockholder approval for the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each of Nivalis and Alpine to consummate the transaction; risks related to Nivalis’ ability to correctly estimate its operating expenses and its expenses associated with the transaction; risks related to the market price of Nivalis’ common stock relative to the exchange ratio; the ability of Nivalis or Alpine to protect their respective intellectual property rights; competitive responses to the transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Nivalis’ most recent Annual Report on Form 10-K, and Nivalis’ recent Quarterly Report on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Nivalis can give no assurance that the conditions to the transaction will be satisfied. Except as required by applicable law, Nivalis undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the United States Securities Act of 1933, as amended. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Participants in the Solicitation

Nivalis and Alpine, and each of their respective directors and executive officers and certain of their other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Nivalis’ directors and executive officers is included in Nivalis’ Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 13, 2017, and the proxy statement for Nivalis’ 2017 annual meeting of stockholders, filed with the SEC on April 6, 2017.  Additional information regarding these persons and their interests in the transaction will be included in the proxy statement relating to the transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated below.

Important Additional Information Will be Filed with the SEC

In connection with the proposed transaction between Nivalis and Alpine, Nivalis intends to file relevant materials with the SEC, including a registration statement that will contain a proxy statement and prospectus. NIVALIS URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN

IMPORTANT INFORMATION ABOUT NIVALIS, THE PROPOSED TRANSACTION AND RELATED MATTERS.  Investors and shareholders will be able to obtain free copies of the proxy statement, prospectus and other documents filed by Nivalis with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov.  In addition, investors and shareholders will be able to obtain free copies of the proxy statement, prospectus and other documents filed by Nivalis with the SEC by contacting Investor Relations by mail at Attn: Investor Relations, 3122 Sterling Circle, Boulder, Colorado, 80301.  Investors and stockholders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

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CONTACT:

Jennifer Paganelli

347-658-8290

jpaganelli@w2ogroup.com